Exhibit 5.1
February 8, 2017

Galena Biopharma, Inc.
2000 Crow Canyon Place, Suite 380
San Ramon, CA 94583
Ladies and Gentlemen:
This opinion letter is furnished to you in connection with the Registration Statement on Form S-3 (Registration No. 333-208330) filed on December 4, 2015 by Galena Biopharma, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and declared effective on December 22, 2015 (the “Registration Statement”), including the base prospectus dated December 22, 2015 (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated February 7, 2017 (the “Preliminary Prospectus Supplement”), and as further supplemented by the final prospectus supplement dated February 8, 2017 (the “Final Prospectus Supplement” and, collectively with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”), filed by the Company with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”). The Prospectus relates to the offer and sale by the Company of (i) 17,000,000 shares (the “Issued Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 17,000,000 shares (the “Warrant Shares”) of Common Stock, in units, each unit consisting of one Share and one Warrant. The Issued Shares, the Warrants, and the Warrant Shares were registered with the Commission by the Registration Statement. We understand that the Issued Shares, the Warrants, and the Warrant Shares (collectively, the “Securities”) are to be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the Company in connection with the Company’s offer and sale of the Issued Shares, Warrants, and Warrant Shares pursuant to the underwriting agreement between the Company and Canaccord Genuity Inc., dated February 8, 2017 (the “Underwriting Agreement”) and the warrant agreement by and among the Company, and Computershare Inc. and Computershare Trust Company, N.A. (together with Computershare Inc., the “Warrant Agent”), dated as of February 13, 2017 (the “Warrant Agreement”).

At your request, this opinion letter is being furnished to you for filing on a Current Report on Form 8-K of the Company to be filed on February 10, 2017 (the “Galena 8-K”) and incorporated by reference as Exhibit 5.1 to the Registration Statement.

Galena Biopharma, Inc.
February 8, 2017

As such counsel and for purposes of our opinion set forth below, we have examined the proceedings taken by you in connection with the authorization, issuance and sale of the Securities. We have examined such documents and considered such questions of law as we have deemed necessary or appropriate.
In particular, we have examined copies of the following: (i) the amended and restated Certificate of Incorporation of the Company, as amended, as certified as of February 6, 2017, by the Secretary of State of the State of Delaware, (ii) the Amended and Restated Bylaws, as amended, of the Company, as certified by the Chief Executive Officer and General Counsel of the Company as of the date hereof, (iii) the Underwriting Agreement, (iv) the Warrant Agreement, (v) a copy of certain resolutions of the board of directors of the Company (the “Board of Directors”), dated February 6, 2017, relating to, among other things, the authorization, execution and delivery of the Underwriting Agreement and the Warrant Agreement and the consummation of the transactions contemplated thereby, including the authorization and issuance of the Securities, and the registration and sale of the Securities, as certified by the Chief Executive Officer and General Counsel of the Company, (vi) a copy of certain resolutions of the pricing committee of the Board of Directors, dated February 7, 2017, relating to, among other things, the authorization, execution and delivery of the Underwriting Agreement and the Warrant Agreement and the consummation of the transactions contemplated thereby, including the authorization and issuance of the Securities, and the registration and sale of the Securities, as certified by the Chief Executive Officer and General Counsel of the Company, (vii) the Prospectus and (viii) the Registration Statement.
We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the genuineness of all signatures. We have also assumed the legal capacity and competency of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. In addition, we have assumed that the choice of law governing the Underwriting Agreement and the Warrant Agreement are legally enforceable.
As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon the representations of each party made in the Underwriting Agreement, the Warrant Agreement and the other documents and certificates delivered in connection therewith, certificates or comparable documents of officers, directors and representatives of the Company and certificates and records of public officials.
Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company employs other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Galena Biopharma, Inc.
February 8, 2017

Based upon, and subject to, the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions contained herein, we are of the opinion that (i) the Issued Shares have been duly authorized by the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, Prospectus and Underwriting Agreement will be validly issued, fully paid and nonassessable, (ii) the Warrants have been duly authorized by the Company, and when the Warrants are duly executed by the Company, and duly countersigned by the manual or facsimile signature of the Warrant Agent in accordance with the Warrant Agreement, and upon issuance, delivery and payment therefor in the manner contemplated by the Warrant Agreement, the Registration Statement, the Prospectus and the Underwriting Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and (iii) the Warrant Shares have been duly authorized by the Company, and upon issuance and delivery upon exchange thereof in the manner contemplated by the Warrant Agreement, the Registration Statement, the Prospectus and the Underwriting Agreement, will be duly and validly issued, fully paid and nonassessable.
The opinions set forth herein are subject to the following additional qualifications, assumptions and exceptions: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); and (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.
Without limiting any of the other limitations, exceptions and qualifications stated or incorporated herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the internal laws of the State of New York and the General Corporation Law of the State of Delaware, in each case as in effect on the date hereof.
This opinion letter deals only with the specific legal matters expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person or entity with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Galena Biopharma, Inc.
February 8, 2017

This opinion letter is prepared for your use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Galena 8-K, to the incorporation by reference of this opinion letter into the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,
/s/ Paul Hastings LLP

Paul Hastings LLP